Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2002 relating to the financial statements and financial statement schedule, which appears in Digital Lightwave, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Tampa, Florida
June 16, 2004